Pricing Supplement No. 2                            Rule 424(b)(2)

Dated:  June 22, 2000                    Registration No. 333-79493

(To Prospectus dated June 16, 1999, and Prospectus Supplement dated September 2, 1999)

                                 WELLS FARGO & COMPANY

                              Medium-Term Notes, Series A

                                  Floating Rate Notes



Principal Amount:            $1,000,000,000

Proceeds to Company:         $1,000,000,000

Original Issue Date:         06/27/2000

Stated Maturity:             07/24/2001

Form:                        Book Entry

Floating Rate Basis:         LIBOR Telerate page 3750

Initital Interest Rate:      6.76125%

Interest Payment Dates:      10/24/00, 01/24/01, 04/24/01
                             and 07/24/01

Regular Record Dates:        Fifteen calendar days preceding each Interest
                             Payment Date

Interest Determination
Dates: Second London banking day preceding each Interest Reset Date

Interest Reset Dates:        10/24/00, 01/24/01 and 04/24/01


Index Maturity:              3-month

Spread:                      -7 bp

Agent:                       Salomon Smith Barney

Currency:                    U.S. Dollars

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Other Terms:  CUSIP #94974BAJ9

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